HEI Exhibit 5(a)

[Letterhead of Goodsill Anderson Quinn & Stifel

A Limited Liability Law Partnership LLP]

March 19, 2004

Hawaiian Electric Industries, Inc.

900 Richards Street

Honolulu, Hawaii 96813

Hawaiian Electric Industries Capital Trust II

Hawaiian Electric Industries Capital Trust III

c/o The Bank of New York, as Trustee

101 Barclay Street, 8W

New York, New York 10286

Ladies and Gentlemen:

Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), and Hawaiian Electric Industries Capital Trust II and Hawaiian Electric Industries Capital Trust III, each a statutory trust created under the laws of the State of Delaware (each a “Trust” and together the “Trusts”), have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to up to $200,000,000 maximum aggregate offering price of: (i) an indeterminate number of Trust Preferred Securities of each Trust, (ii) an indeterminate amount of Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Debt Securities of the Company, consisting of debentures, notes or other evidences of indebtedness, each in one or more series, (iii) an indeterminate number of shares of Preferred Stock of the Company, without par value, in one or more series, (iv) an indeterminate number of shares of Common Stock of the Company, without par value, in one or more series (the “Common Stock”), (v) the guarantees of the Company with respect to the Trust Preferred Securities of the Trusts, (vi) an indeterminate number of contracts to purchase shares of the Common Stock (the “Stock Purchase Contracts”), and (vii) an indeterminate number of units, each comprised of a Stock Purchase Contract and a beneficial interest in either Senior Debt Securities or Senior Subordinated Debt Securities, debt obligations of third parties (including U.S. Treasury securities) or Trust Preferred Securities, in each such case pledged to secure the holder’s obligations to purchase Common Stock under such Stock Purchase Contract. The Registration Statement has been amended by Amendment No. 1 thereto, filed on March 9, 2004, and we are advised that the Registration Statement was declared effective on March 10,

Hawaiian Electric Industries, Inc.

Hawaiian Electric Industries Capital Trust II

Hawaiian Electric Industries Capital Trust III

March 19, 2004

2004. A final prospectus supplement and prospectus dated March 10, 2004, covering the offering of 2,000,000 shares of Common Stock, have been filed with the Commission (the “Prospectus Supplement and Prospectus”), and 2,000,000 shares of Common Stock were sold on March 16, 2004.

We have examined the Registration Statement, as amended, and the Prospectus Supplement and Prospectus. We have also examined the Restated Articles of Incorporation (the “Articles”), the Amended and Restated By-laws (the “By-laws”) of the Company, each as amended and as in effect on the date hereof, a receipt evidencing payment of the purchase price of the Common Stock in full, and such corporate resolutions and appropriate records of the Company, certificates of public officials and other documents as we deem pertinent as a basis for the opinions hereinafter expressed.

On the basis of such review:

1. We are of the opinion that the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii.

2. The 2,000,000 shares of Common Stock sold by the Company on March 16, 2004 have been validly issued and are fully paid and nonassessable.

We are members of the Bar of the State of Hawaii and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdiction other than the State of Hawaii.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) the legal capacity of natural persons who are signatories to the documents examined by us, (ii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents (other than the Company), (iii) that all documents examined by us have been duly authorized, executed and delivered by all parties thereto (other than the Company).

The opinions expressed herein are based on laws and regulations as in effect on the date hereof and facts as we understand them as of the date hereof. We are not assuming any obligation, and do not undertake, to revise, update or supplement this opinion after the date hereof notwithstanding any change in applicable law or regulation or interpretation thereof, any amendment, supplement, modification or rescission of any document examined or relied on in connection herewith, or any change in the facts, after the execution and delivery of this opinion on the date hereof.

Hawaiian Electric Industries, Inc.

Hawaiian Electric Industries Capital Trust II

Hawaiian Electric Industries Capital Trust III

March 19, 2004

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated March 16, 2004, which is incorporated by reference in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon, by any other person for any purpose, without our prior written consent.

Very truly yours,

/s/ Goodsill Anderson Quinn & Stifel
A Limited Liability Law Partnership LLP